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                                                                    EXHIBIT 23.2

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    We consent to the inclusion in this registration statement on Form S-3 of our report dated February 6, 1996, on our audits of the financial statements and financial statement schedules of UNUM Corporation. We also consent to the reference to our firm under the caption "Experts."

/s/ COOPERS & LYBRAND L.L.P.
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Portland, Maine
July 12, 1996